CONTRACT SCHEDULE

OWNER: [John Doe]	SEX: [M]	AGE AT ISSUE: [35]
JOINT OWNER: [Jane Doe]	SEX: [F]	AGE AT ISSUE: [35]
ANNUITANT: [John Doe]	SEX: [M]	AGE AT ISSUE: [35]
CONTRACT NUMBER: [12345678]	ISSUE DATE: [February 15, 2022]
PLAN TYPE: [Non-Qualified]	ANNUITY DATE: [February 15, 2077]

SINGLE PURCHASE PAYMENT:     [$50,000]

SHIELD OPTIONS

SEPARATE ACCOUNT:                [Brighthouse Separate Account SA]

Shield Options and Indices by Term Available at Issue:

Each Shield Option will have an associated Cap Rate unless otherwise noted.

[Shield Options
Term	Index	Minimum Guaranteed Cap/Step/Edge Rate	Performance Lock Available
[Shield 25]
[1] Year Term	[INDEX A1]	[2.00%]	[Yes]
	[INDEX A Step Rate]	[1.50%]	[No]
	[INDEX A Step Rate Edge]	[1.00%]	[No]
	[INDEX B2]	[2.00%]	[Yes]
	[INDEX C3]	[2.00%]	[Yes]
	[INDEX D4]	[2.00%]	[Yes]
	[INDEX E5]	[2.00%]	[Yes]
	[INDEX F6]	[2.00%]	[Yes]
[6] Year Term	[INDEX A]	[8.00%]	[Yes]
	[INDEX B]	[8.00%]	[Yes]
	[INDEX C]	[8.00%]	[Yes]
	[INDEX D]	[8.00%]	[Yes]
	[INDEX E]	[8.00%]	[Yes]
	[INDEX F]	[8.00%]	[Yes]
[Shield 15]
[1] Year Term	[INDEX A]	[2.00%]	[Yes]
	[INDEX A Step Rate]	[1.50%]	[No]
	[INDEX A Step Rate Edge]	[1.00%]	[No]
	[INDEX B]	[2.00%]	[Yes]
	[INDEX C]	[2.00%]	[Yes]
	[INDEX D]	[2.00%]	[Yes]
	[INDEX E]	[2.00%]	[Yes]
	[INDEX F]	[2.00%]	[Yes]
[2] Year Term	[INDEX A]	[4.00%]	[Yes]
	[INDEX A Step Rate]	[3.00%]	[No]
	[INDEX A Step Rate Edge]	[2.00%]	[No]
	[INDEX B]	[4.00%]	[Yes]
	[INDEX C]	[4.00%]	[Yes]
	[INDEX D]	[4.00%]	[Yes]
	[INDEX E]	[4.00%]	[Yes]
	[INDEX F]	[4.00%]	[Yes]
[3] Year Term	[INDEX A]	[6.00%]	[Yes]
	[INDEX B]	[6.00%]	[Yes]
	[INDEX C]	[6.00%]	[Yes]
	[INDEX D]	[6.00%]	[Yes]
	[INDEX E]	[6.00%]	[Yes]
	[INDEX F]	[6.00%]	[Yes]

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[6] Year Term	[INDEX A]	[8.00%]	[Yes]
	[INDEX B]	[8.00%]	[Yes]
	[INDEX C]	[8.00%]	[Yes]
	[INDEX D]	[8.00%]	[Yes]
	[INDEX E]	[8.00%]	[Yes]
	[INDEX F]	[8.00%]	[Yes]
[Shield 10]
[1] Year Term	[INDEX A]	[2.00%]	[Yes]
	[INDEX A Step Rate]	[1.50%]	[No]
	[INDEX A Step Rate Edge]	[1.00%]	[No]
	[INDEX B]	[2.00%]	[Yes]
	[INDEX C]	[2.00%]	[Yes]
	[INDEX D]	[2.00%]	[Yes]
	[INDEX E]	[2.00%]	[Yes]
	[INDEX F]	[2.00%]	[Yes]
[2] Year Term	[INDEX A]	[4.00%]	[Yes]
	[INDEX A Step Rate]	[3.00%]	[No]
	[INDEX A Step Rate Edge]	[2.00%]	[No]
	[INDEX B]	[4.00%]	[Yes]
	[INDEX C]	[4.00%]	[Yes]
	[INDEX D]	[4.00%]	[Yes]
	[INDEX E]	[4.00%]	[Yes]
	[INDEX F]	[4.00%]	[Yes]
[3] Year Term	[INDEX A]	[6.00%]	[Yes]
	[INDEX B]	[6.00%]	[Yes]
	[INDEX C]	[6.00%]	[Yes]
	[INDEX D]	[6.00%]	[Yes]
	[INDEX E]	[6.00%]	[Yes]
	[INDEX F]	[6.00%]	[Yes]
[6] Year Term	[INDEX A]	[8.00%]	[Yes]
	[INDEX B]	[8.00%]	[Yes]
	[INDEX C]	[8.00%]	[Yes]
	[INDEX D]	[8.00%]	[Yes]
	[INDEX E]	[8.00%]	[Yes]
	[INDEX F]	[8.00%]	[Yes]]

Index-linked returns do not include the portion of returns generated by dividends; and the elements used in determining the credited rate from the index are not guaranteed and can be changed by the Company, subject to any contract guarantees, and any such changes can affect the return.

[FIXED ACCOUNT

Minimum Guaranteed Interest Rate:	[1.00% annually]

Interest Rate Term:	[1 year]]

Minimum Allocation:	[$500]

[Annual Contract Fee:

[The Annual Contract Fee is [$25.00] each Contract Year. If a total withdrawal is made during the Accumulation Period, the full Annual Contract Fee will be deducted at the time of the total withdrawal. For purposes of determining the Account Value to be applied to an Annuity Option, a pro-rata portion of the Annual Contract Fee for the applicable portion of the Contract Year will be deducted from the Account Value as described above. During the Income Period, we reserve the right to deduct the Annual Contract Fee of [$25.00] each Contract Year, pro-rata from each Income Payment.]]

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[PERFORMANCE LOCK FACTOR:

[
	Number of Complete Contract Years Since Beginning of Term	[6 Year Terms]	[3 Year Terms]	[2 Year Terms]	[1 Year Terms]
	[Less than 1 Year]	[95%]	[96%]	[97%]	[98%]
	[1 Year]	[95%]	[96%]	[97%]	[98%]
	[2 Years]	[95%]	[96%]	[97%]
	[3 Years]	[95%]	[96%]
	[4 Years]	[95%]
	[5 Years]	[95%]
	[6 Years]	[95%]				]]

TRANSFER REQUIREMENTS:

TRANSFER PERIOD:

[The [5 Calendar Days] following the Contract Anniversary coinciding with the end of the Term for each applicable Shield Option and/or the end of the Interest Rate Term for the Fixed Account.]

[Additionally, for any Shield Option with a Locked Index Value, transfers to available Shield Option(s) and the Fixed Account can be elected on any Contract Anniversary prior to the end of the Term.]

TRANSFERS:

[During the Accumulation Period you may only make a transfer to the Fixed Account and to a new Shield Option(s) during the Transfer Period, subject to availability. The effective date of such transfer is the first day of the Fixed Account Interest Rate Term and/or Shield Option(s) to which the transfer is made.

At the end of the Term, the Investment Amount will automatically be renewed into the same Shield Option unless you elect to transfer into a different Shield Option or the Fixed Account Option at that time. If the Shield Option is no longer available at the end of the existing Term, these amounts will automatically transfer into the Fixed Account at the end of the Term unless otherwise directed by You. If the Fixed Account is not available, these amounts will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate, and the lowest Cap Rate from the Shield Options available at the end of the Term unless otherwise directed by You.

At the end of the Interest Rate Term, the Fixed Account Value will automatically be renewed into the Fixed Account unless you elect to transfer into a Shield Option at that time. If the Fixed Account is no longer available at the end of the existing Fixed Account Term, these amounts will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate, and the lowest Cap Rate from the Shield Options available at the end of the Interest Rate Term unless otherwise directed by You.]

BENEFICIARY: As designated by you as of the Issue Date unless changed in accordance with the Contract provisions.

WITHDRAWALS:

[Free Withdrawal Amount: Each Contract Year after the first Contract Year, you may withdraw a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to [10%] of the Account Value as of the prior Contract Anniversary less the total amount withdrawn, as described in the Withdrawal Provisions, from the Account Value in the current Contract Year. The Free Withdrawal Amount is non-cumulative and is not carried over to other Contract Years.]

[Withdrawal Charge: The Withdrawal Charge is a percentage of the amount withdrawn from the Account Value in a Contract Year in excess of the Free Withdrawal Amount. The Withdrawal Charge is calculated at the time of each withdrawal using the appropriate withdrawal charge percentage from the following schedule:

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WITHDRAWAL CHARGE PERCENTAGES

Number of Complete
Contract Years Since Issue	% Charge
Date
[0	7%
1	7%
2	6%
3	5%
4	4%
5	3%
6 or more	0%]

In addition to any waiver of Withdrawal Charges set forth in the Contract or Rider(s), no Withdrawal Charge will be deducted from the Account Value in the event of:

1.	Maturity of the Contract; or
2.	Payment of the Death Benefit; or
3.	Application of your Account Value to an Annuity Option; or
4.

If the withdrawal is required for you to avoid Federal Income Tax penalties or to satisfy Federal Income Tax rules concerning minimum distribution requirements that apply to this annuity (except for RMDs on a decedent Roth IRA.) For purposes of this exception, we assume that this annuity is the only contract or funding vehicle from which distributions are required to be taken, and we will ignore all other Account Values; or

5.	If you properly “re-characterize” as permitted under Federal Tax Law your traditional IRA deferred annuity or Roth IRA deferred annuity issued by us; or
6.	If we agree in writing that none will apply. For example, we may waive the Withdrawal Charge if you directly transfer the amount withdrawn to a funding vehicle pre-approved by us.]

Minimum Partial Withdrawal:                [$500.00]

Minimum Account Value which must remain in the Contract after a Partial Withdrawal: [$2,000.00]

ANNUITY OPTION INFORMATION:

1.

[The Annuity Date must be the first day of a calendar month. Unless otherwise directed by you, the Annuity Date is the first day of the calendar month following the Annuitant’s 90th birthday or 10 years from the Issue Date, whichever is later, or a later date if we agree.]

2.	The Annuity Date must not be less than [13] months from the Issue Date.
3.

For Income Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 15 years of mortality improvement based upon projection Scale AA, a 7 year age setback and interest at [1.00%].

ANNUITY SERVICE OFFICE:

Brighthouse Life Insurance Company

[P.O. Box 305075

Nashville, TN 37230-5075]

[1-800-882-1292]

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ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Fixed Account Rider

Performance Lock Rider

Guaranteed Lifetime Withdrawal Benefit (“GLWB”) Rider

Step Rate Edge Rider

Death Benefit Rider – Return of Premium

Waiver of Withdrawal Charge for Nursing Home Confinement Rider

Waiver of Withdrawal Charge for Terminal Illness Rider

Individual Retirement Annuity Qualification Rider

Roth Individual Retirement Annuity (“Roth IRA”) Endorsement

Individual Non-Qualified Annuity Endorsement]

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1[INDEX A Disclosure

2INDEX B Disclosure

3INDEX C Disclosure

4INDEX D Disclosure

5INDEX E Disclosure

6INDEX F Disclosure]

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